UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ	07981
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 3, 2012, Suburban Propane Partners, L.P. (“Suburban”) filed a Current Report on Form 8-K that included in Exhibit 99.2 unaudited financial statements of Inergy Propane, LLC and its subsidiaries as of March 31, 2012 and September 30, 2011 and for the six months ended March 31, 2012 and 2011. As previously disclosed, on August 1, 2012, Suburban consummated its acquisition of the retail propane business of Inergy, L.P. (“NRGY”). Attached as Exhibit 99.1 and incorporated by reference herein are updated unaudited financial statements of Inergy Propane, LLC and its subsidiaries as of June 30, 2012 and September 30, 2011 and for the nine months ended June 30, 2012 and 2011.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

On May 3, 2012, Suburban filed a Current Report on Form 8-K that included in Exhibit 99.3 unaudited pro forma condensed combined financial information as of and for the six months ended March 24, 2012 and for the year ended September 24, 2011. This unaudited pro forma condensed combined financial information was prepared to give effect to the acquisition of NRGY’s retail propane business. Such unaudited pro forma condensed combined financial information was updated in Exhibit 99.2 to our Current Report on Form 8-K filed on June 15, 2012.

On July 6, 2012, Suburban announced that it further increased the interest rates on the notes being offered to NRGY noteholders in the exchange offers for their NRGY notes and further increased the cash consent payment being offered to the NRGY noteholders in connection with the related consent solicitations. Such unaudited pro forma condensed combined financial information was updated in Exhibit 99.2 to our Current Report on Form 8-K filed on July 6, 2012.

On July 19, 2012, Suburban announced that it entered into a third amendment (the “Amendment No. 3”) to the Contribution Agreement, dated as of April 25, 2012, as amended on June 15, 2012 and July 6, 2012, with NRGY, Inergy GP, LLC, a Delaware limited liability company, and Inergy Sales & Service, Inc., a Delaware corporation. Amendment No. 3 provided that up to approximately $87.1 million (subject to adjustment in connection with the completion of Suburban’s exchange offers for certain of NRGY’s outstanding senior unsecured notes) of the cash consideration to be delivered by Suburban to NRGY pursuant to the Contribution Agreement shall be effected and satisfied by Suburban delivering, or causing to be delivered, to Inergy up to 2,048,282 additional Suburban common units (the “Additional Equity Consideration”). Updated unaudited pro forma condensed combined financial information reflecting the terms of Amendment No. 3, specifically the issuance of the Additional Equity Consideration and the decrease in cash consideration paid, was filed as Exhibit 99.2 to our Current Report on Form 8-K filed on July 19, 2012. In addition, such unaudited pro forma condensed combined financial information assumed a draw of $150.0 million on a senior secured 364-day term loan facility (the “364-Day Facility”) on the closing date of the acquisition.

On July 30, 2012 Suburban filed a Current Report on Form 8-K that included in Exhibit 99.1 updated unaudited pro forma condensed combined financial information to take account for an increase in the amount of cash consideration to be paid to tendering NRGY noteholders and a decrease in the value of Additional Equity Consideration to be issued on the closing date of the acquisition.

On August 1, 2012, Suburban consummated its acquisition of the retail propane business of NRGY (the “Inergy Propane Acquisition”) and drew $225 million on the 364-Day Facility. In addition, on August 2, 2012, Suburban filed a Current Report on Form 8-K that included in Exhibit 99.1 its Fiscal 2012 Third Quarter Financial Results. Attached as Exhibit 99.2 hereto is updated unaudited pro forma condensed combined financial information as of and for the nine months ended June 23, 2012 and for the year ended September 24, 2011 reflecting (i) the consummation of the Inergy Propane Acquisition and (ii) a draw of $225.0 million on the 364-Day Facility on the closing date of the Inergy Propane Acquisition. This updated pro forma financial information replaces the previously provided pro forma financial information in its entirety. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations or financial position would have been if the acquisition of NRGY’s retail propane business had occurred on the dates indicated, nor are they necessarily indicative of our future operating results or financial position.

(d) Exhibits:

99.1	Unaudited Consolidated Financial Statements of Inergy Propane, LLC and its subsidiaries as of June 30, 2012 and September 30, 2011 and for the nine months ended June 30, 2012 and 2011

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: August 6, 2012	By:	/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Unaudited Consolidated Financial Statements of Inergy Propane, LLC and its subsidiaries as of June 30, 2012 and September 30, 2011 and for the nine months ended June 30, 2012 and 2011

99.2	Unaudited Pro Forma Condensed Combined Financial Information